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Exhibit 24.1



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-3 Registration Statement (File No. 33-46033), as amended; and Form S-3 Registration Statement (File No. 33-57192), as amended.






                                     ARTHUR ANDERSEN & CO.



Chicago, Illinois
March 11, 1994


Exhibit 24.2



            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Board of Directors
Galileo International Partnership:

       We hereby consent to the incorporation of our report on Covia Partnership for the period January 1, 1993 to September 15, 1993 and Galileo International Partnership for the period
September 16, 1993 to December 31, 1993 included in this Form 10-K, into United Air Lines, Inc.'s previously filed Form S-3
Registration Statement (File No. 33-46033), as amended; and
Form S-3 Registration Statement (File No. 33-57192), as amended.






                                     KPMG Peat Marwick



Chicago, Illinois
March 11, 1994